Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-212956, 333-175245 and 333-248128 on Form S-8 of our report, dated June 25, 2021, appearing in the Annual Report on Form 11-K of the Marathon Petroleum Thrift Plan for the year ended December 31, 2020.
/s/ McConnell & Jones LLP
Houston, Texas
June 25, 2021

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